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                                                                    Exhibit 10.9

                                                             P. 01
Effective as of  30 Jan 1996

PRODUCT DEVELOPMENT AND FABRICATION AGREEMENT

This agreement made the 30 day of January 1996 ("Agreement") by and between URON Technology Inc., with a principal office located at IF, No.11, R&D 2nd Road, Hsin-Chu Science-Based Industrial Park, Hsin-Chu, Taiwan, R.O.C. hereinafter referred to as "UTRON"): and MU-TRON company with a principal office located at 1239 Canton Road, Messanine Floor. Kowlung, Hong Kong (hereinafter referred to as "MU-TRON"); and Lanstar Semiconductor Inc. with a principal office at 2501 Avenue J, Arlington Texas U.S.A. (hereinafter refer-red to as "LANSTAR:).

WITNESSETH

WHEREAS, LANSTAR, UTRON AND MU-TRON ('hereinafter referred to as the "PARTIES") desire to establish a business relationship (Joint-Venture) in order to fabricate, manufacture and distribute LANSTAR Dynamic Random Access Memory semiconductor devices ("PRODUCTS") utilizing certain allocation and fabrication agreements; and

WHEREAS, The PARTIES which to define their respective contributions and participation in the ownership and distribution of the PRODUCTS developed and fabricated as a result of this Agreement.

NOW THEREFORE, the PARTIES agree as follows:

1. The above Preamble is incorporated into and made a part of this Agreement.

2. The term of this Agreement shall be for two (2) years. Renewal of this Agreement shall be subject to both parties business plans.

(a) UTRON shall, working in concert with LANSTAR processing engineering group, receive approval from UTRON's third party fabricator.

(b) In the event that third party fabricator approval is not received within four weeks from the date first written above, either party shall terminate this Agreement without any on-going liability to the other party.

3. UTRON agrees to provide to LANSTAR a portion of UTRON's allocation of Wafer starts to be fabricated at a third party foundry, The percentage of the allocated portion to LANSTAR shall be utilized to fabricate and manufacture LANSTAR PRODUCTS in accordance with the terms of this Agreement,

4. LANSTAR agrees to supply resources and confidential information including engineering information, technical drawings. specifications, production and testing methods, processing information to fulfill R&D function to modify existing processing technologies as well as the initial set of the reticles plus pellicles. The delivery and provisions of all of the above will be subject to the completion and signing of a Confidentiality Agreement attached hereto and a part hereof. UTRON shall provide wafer foundry allocation and technical liaison with
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fabricators-

(a) This confidential I information shall be provided by LANSTAR at no cost to the joint venture.

(b) In The event of wafer and reticles plus pellicles for the development of the PRODUCTS are required as a result of additional iterations caused by design and/or engineering changed, then in those events the costs for such additional reticles and pellicles shall be solely at the cost of LANSTAR. Both LANSTAR and UTRON shall split the cost of wafers, reticles and pellicles only when the wafer yield reaches 80% or higher percentage.

5, UTRON shall make available a Third party foundry (fabrication) facility that is willing and technically equipped and competent with 8 inch wafer processing capabilities (the third party fabricator to fabricate LANSTAR PRODUCTS which Third Party Fabricator shall be reviewed and approved by LANSTAR.

6. UTRON shall provide at it own costs the technical know-how for the purpose of maintaining the technical liaison with the Third Party Fabricator in order to ensure the viability of success of the fabrication and manufacturing of LANSTAR PRODUCTS.

7. To induce LANSTAR to enter into this Agreement and in consideration of LANSTAR contributions hereunder, UTRON represents that it can allocate a minimum of three hundred (300) wafer starts for the use of the fabrication of LANSTAR PRODUCTS to be utilized for the PILOT RUNS of LANSTAR PRODUCTS.

UTRON agrees that subsequent to any PILOT RUN having a Gross Device Yield of Five Hundred and Eighty (580) packaged units, UTRON shall use its best efforts to increase the minimum wafer starts allocated for the manufacture and fabrication of LANSTAR PRODUCTS.

8. The manufactured PRODUCTS fabricated and manufactured under the terms of this Agreement shall be fifty percent (50%) to LANSTAR, Forty percent (40%) to UTRON, and Ten percent (10%) to MU-TRON.

Notwithstanding anything contained in this paragraph, MU-TRON may elect not accept its share of the allocated PRODUCTS. In this case the allocation of manufactured Products to MU-TRON will revert to LANSTAR.

9. For bookkeeping reasons and the payment of royalties and/or license fees, all information relating to the PILOT and MANUFACTURING production runs including but not limited to production records (at the fabricator/foundry) shipment records, sales records and all related information shall be shared between the Parties.

10, The cost of the manufactured PRODUCTS shall include the fabrication cost of ate wafer starts at actual cost in accordance with the current agreement between the Third Party Fabricator and UTRON. all licenses and/or royalties payable, all testing, pack-aging and related costs.
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(a) All foundry costs shall be mutually approved by the Parties prior to the establishing a commencement date for the fabrication of the PRODUCTS PILOT RUN.

(b) Payment to the Third Party Fabricator for the wafer starts shall be made by Letter of Credits opened in favor of UTRON prior to wafer start. UTRON shall deliver wafer to LANSTAR to test and package vendors service. LANSTAR and UTRON shall negotiate: separately based on UTRON turn key operation or through several vendors service.

11. Each of the Parties hereunder shall be responsible to advance and pay for its own engineering, general and administration, travel and management costs related to the manufacturing of LANSTAR PRODUCTS.

12. The PRODUCTS may be labeled by each of the Panics hereto in any manner that does not infringe any third party trademarks, logos, or in any way misrepresents the source of the PRODUCTS,

Notwithstanding anything in the paragraph to the contrary, the license and/or royalties payable, to Texas Instrument and others must be properly accounted for and paid in accordance with the terms of the License Agreement between LANSTAR and Texas Instrument copy of which License Agreement is attached hereto and made a part. hereof as relates solely to those paragraphs in this license relating to the accounting for and payment of the royalties.

13. The PRODUCTS allocated to each Party hereunder may be marketed by each of the Panics freely without any territorial rights or restrictions.

14. LANSTAR agrees to offer to UTRON for inclusion under the terms of this Agreement to be defined as LANSTAR PRODUCTS its first arid second generation of 16 Meg Dynamic Random Access Memory semiconductor devices

(a) LANSTAR shall use its best efforts to provide the engineering material, drawings etc. for the first generation of its 16 Meg PRODUCTS by July, 1996 and the second generation by the last quarter of 1996,

(b) The 16 Meg PRODUCTS shall be allocated under terms similar to the terms for the fabrication of its current 4 Meg Dynamic Random Access Memory semiconductor device with the following exception:

(c) LANSTAR will have the right to withhold it 16 Meg PRODUCTS from inclusion into this Agreement as on of LANSTAR PRODUCTS in the event the Parties can riot reach agreement as to the total number of wafer starts to be assigned by UTRON to be utilized for the fabrication of LANSTAR 16 Meg PRODUCTS.

(d) UTRON shall have the unilateral right to reject the inclusion of LANSTAR 16 Meg PRODUCTS to be fabricated under the terms of this Agreement.

15. LANSTAR or UTRON shall have the sole right to unilaterally terminate this Agreement by providing the other Party its notice to terminate with ninety (90) days written notification
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Of its intent to terminate in the event of any of the following events.
Subsequent to the following events, either UTRON or LANSTAR survives the right to continue DRAM operation until the expiring date which this Agreement was originally agreed upon:

(a) The cost of the fabricated wafer shall exceed US dollars Three Thousand Dollars (3,000).

(b) The spot selling price for the PRODUCTS averaged over the three largest manufacturers of DRAMs shall no less than One Hundred and Twenty Percent (120%)of the manufacturing costs (inclusive of all royalty and licenses payable).

(c) If either LANSTAR or UTRON files for bankruptcy or enters into an agreement for reorganization with its creditors.

(d) If either party does not fulfill its commitments to pay any moneys due to royalties and or cost of manufacturing on a timely basis.

16. All confidential information and technical know-how shall remain the property of LANSTAR and shall not be utilized for any other reason except for the manufacture of the PRODUCTS as contemplated under the terms of this agreement.

In the event of the termination of this agreement as provided for hereinabove, all such material drawings, confidential material whether printed, drawings or audio tapes shall be forthwith returned to LANSTAR and not copies shall be kept in the files of UTRON or MUTRON.

17. In the event of dispute between any of the parties hereunder, the dispute shall be submitted to the Courts of the State of Texas, United States and/or International Court having jurisdiction over the dispute.

18. This agreement represents the total agreement between the Parties and may not be modified or change without a written agreement of the changes signed by all Parties.

IN WITNESS whereof, the Parties have affixed their respective signatures on the date first written above.

LANSTAR SEMICONDUCTOR, INC.                 MU-TRON


Mr. Maxie Smith                             Mr. John Tsang
Chairman                                    Proprietor


UTRON TECHNOLOGY, INC.


Mr. Jeng-Jong Guo                           Mr. Edward LI
President                                   Witness
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     LANSTAR agrees to deliver to TI a true and correct copy of any sublicense entered into with UTRON within thirty (30) days after execution thereof and shall promptly advise TI in writing of any modification or termination of such sublicense.

     Upon termination of this LICENSE AGREEMENT for any cause, any existing sublicense to UTRON shall thereupon automatically terminate, but the licenses and releases granted to TI under the sublicense shall survive until December 31, 2000. This shall be made a condition of any such sublicense that may be granted by LANSTAR.

     The provisions of Article 8.12 of the LICENSE AGREEMENT notwithstanding, LANSTAR may disclose the provisions of the LICENSE AGREEMENT to UTRON, but for the sole purpose of discussing with UTRON the possibility of taking a sublicense, and in the event that UTRON does accept such sublicense, to enable UTRON to perform under the provisions of the LICENSE AGREEMENT.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this ADDENDUM on the dates below indicated.

TEXAS INSTRUMENTS INCORPORATED              LANSTAR SEMICONDUCTOR CORPORATION


BY:    Richard L. Donaldson                 BY:  Wilton Workman

TITLE: Senior Vice President                TITLE: President
       Corporate Staff

DATE:                                       DATE: